EXHIBIT 23.2
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Leafly Holdings, Inc. on Form S-8 of our report dated March 31, 2022, with respect to our audits of the consolidated financial statements of Leafly Holdings, Inc. as of December 31, 2021 and 2020  and for each of the two years ended in the period ended December 31, 2021 appearing in the Exhibit 99.1 to the Form 8-K/A of Leafly Holdings, Inc. filed on March 31, 2022.

/s/ Marcum LLP

San Jose, CA
August 17, 2022